Exhibit 10.1
EIGHTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
THIS EIGHTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of July, 2010 by and between Silicon Valley Bank (“Bank”) and Superconductor Technologies, Inc., a Delaware corporation (“Borrower”) whose address is 460 Ward Drive, Suite F, Santa Barbara, CA 93111.
Recitals
A. Bank and Borrower have entered into that certain Accounts Receivable Purchase Agreement dated as of March 28, 2004, as amended by that certain Amendment to Purchase Agreement by and between Bank and Borrower dated as of April 28, 2004, by that certain Accounts Receivable Purchase Modification Agreement by and between Bank and Borrower dated as of March 16, 2005, by that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of June 16, 2006, by that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of June 18, 2007, by that certain Fifth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of July 31, 2007 and by that certain Sixth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of July 31, 2008 and by that certain Seventh Amendment to the Loan And Security Agreement dated as of July 31, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C. Borrower has requested that Bank amend the Loan Agreement to extend the maturity date.
D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.
2.1 Section 17 (Term and Termination). The first sentence of Section 17 is amended in its entirety and replaced with the following:
“The term of this Agreement shall be through July 12, 2010 unless terminated in writing by Buyer and Seller.”
3. Limitation of Amendment.
3.1 The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3 The organizational documents of Borrower delivered to Bank on the March 28, 2003 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to $15,000, (c) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Superconductor Technologies, Inc.

By:	/s/ Ben Fargo	By:	/s/ William Buchanan

	Name: Ben Fargo		Name: William Buchanan
	Title: VP/Relationship Manager		Title: VP Finance

Schedule 1
ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY
Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Eighth Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).
Section 2. Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.
Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.
Dated as of July 28, 2010

GUARANTOR	Conductus, Inc.

	By:	/s/ William Buchanan

Name: William Buchanan
Title: VP Finance